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Exhibit 11

                          MEDICAL MANAGER CORPORATION
              PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE
                          AND COMMON EQUIVALENT SHARE
                     THREE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             THREE MONTHS
                                                                ENDED
                                                          SEPTEMBER 30, 1997
                                                         -------------------
Net Income                                                            $2,858
                                                         ===================
EARNINGS PER COMMON AND COMMON EQUIVALENT
     SHARE - PRIMARY:
-----------------------------------------

Weighted average common shares outstanding                            19,369
Common equivalent shares:
     Stock options                                                       653
     Stock awards                                                         28
                                                         -------------------
Common and common equivalent shares - primary                         20,050
                                                         ===================
Net earnings per share - primary                                       $0.14
                                                         ===================
EARNINGS PER COMMON AND COMMON EQUIVALENT
     SHARE - FULLY DILUTED:
-----------------------------------------

Weighted average common shares outstanding                            19,369
Common equivalent shares:
     Stock options                                                       815
     Stock awards                                                         32
                                                         -------------------
Common and common equivalent shares - fully diluted                   20,216
                                                         ===================
Net earnings per share - fully diluted                                 $0.14
                                                         ===================